EXHIBIT 10.1
CORPORATE LOAN AGREEMENT

This Corporate Loan Agreement is made and entered into this 3rd day of December, 2007, by and between Kilpatrick’s Rose-Neath Funeral Homes, Crematorium and Cemeteries, Inc. (“Lender”) and International Star, Inc., a Nevada corporation (“Borrower”).

For the mutual covenants and promises herein, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged as received between the parties, the parties have agreed as follows:

1.
Lender hereby agrees to and does hereby lend to Borrower, and Borrower agrees to and does hereby borrow from Lender the sum of U.S. Five Hundred Thousand Dollars (U.S. $500,000) principal amount, evidenced by a corporate promissory note and security agreement, of even date herewith, on the following terms and conditions.

2.
Borrower shall use the funds as needed from a line of credit provided by Lender.  Borrower agrees to repay the note on or before three (3) years from the date hereof, together with any accrued and unpaid simple interest thereon at the rate of six per cent (6%) per payable six (6) months in arrears after the date hereof, and then each ninety (90) days thereafter in arrears, with the principal and any accrued interest due as stated.

3.
The loan shall be collateralized by, and Borrower does hereby grant a security interest to Lender in and to the said collateral of Borrower:  a fifty-one per cent (51%) interest in the mineral rights of all mining claims owned by or having an interest in now or in the future in the Detrital Wash and Wickieup properties located in Mohave County, Arizona along with any future claims acquired by International Star, Inc.

4.	The note and security interest therein is assignable in whole or in part by Lender upon reasonable written notice to Borrower.

5.
Borrower hereby represents and warrants to Lender, that Borrower has all the authority necessary to enter into this agreement; the officers signing this agreement and the note and security agreement, has all of the necessary corporate authority to bind Borrower to the terms and conditions of performance recited herein.

6.	Any notices called for herein shall be deemed delivered if deposited in the U. S. Mail, with first class postage prepaid and addressed as follows:

If to Borrower:  P. O. Box 7202, Shreveport, LA 71137
If to Lender:  P. O. Box 26, Shreveport, LA 71161

7.	In the event of Borrower’s default, Lender shall be entitled to costs of collection to enforce the note, including reasonable attorney fees and court costs.

Dated the above date.  In witness the parties have executed this agreement.

Borrower: International Star, Inc.	Lender: Kilpatrick’s Rose-Neath Funeral Homes, Crematorium and Cemeteries, Inc.

/s/ Virginia K. Shehee Virginia K. Shehee, President	/s/ Margaret Shehee Cole Margaret Shehee Cole, Vice President

/s/ Jacqulyn B. Wine Jacqulyn B. Wine, Secretary/Treasurer